SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2007

Commission file number 001-12215

Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, NJ 07071
(201) 393-5000

Delaware
(State of Incorporation)

16-1387862
(I.R.S. Employer Identification Number)

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          On and effective as of March 28, 2007, the Board of Directors of the Company approved an amendment to Section 1.06 of the Company’s By-Laws. Previously, Section 1.06 of the ByLaws provided that for a nomination or other business to be properly brought by a stockholder before an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Secretary of the Company between January 1 and February 15 of the year in which such annual meeting is held. The amendment to Section 1.06 of the By-Laws requires that such notice be given by no later than the date that notice of a stockholder’s proposal may be given under Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended (or any successor to such rule). As a result of the amendment, the notice provisions are now the same for both (1) inclusion of a stockholder proposal in the proxy statement and (2) making a nomination or proposal at the annual meeting.

          A copy of the By-Laws as amended is attached as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated By-Laws of the Company.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2007

QUEST DIAGNOSTICS INCORPORATED

By:_/s/ Leo C. Farrenkopf, Jr.
Leo C. Farrenkopf, Jr.
Vice President